Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Tom Schuler

(317) 822-5681

tschuler@braunconsult.com

BRAUN CONSULTING REPORTS SECOND QUARTER RESULTS

CHICAGO, IL — August 4, 2004 — Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the second quarter ended June 30, 2004.

Revenue before expense reimbursements for the second quarter of 2004 was $7.0 million, a decrease of 5.3 percent from revenue of $7.3 million for the same period a year ago.  Total revenue for the second quarter of 2004, including reimbursable expenses, was $7.6 million, a decrease of 7.8 percent from total revenue of $8.2 million for the same period a year ago.  The net loss for the second quarter of 2004 was $1.9 million, or $0.11 per share, compared to a net loss of $3.2 million or $0.19 per share for the same period a year ago.

The net loss for the second quarter of 2004 included certain non-cash items and special charges of $1.0 million and the net loss for the second quarter of 2003 included certain non-cash charges of $1.2 million.  Non-cash items for the second quarter of 2004 consisted of stock compensation expense ($160 thousand) and changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the second quarter ($669 thousand).  The valuation allowance for all deferred tax assets was established to account for the unpredictability surrounding the timing of realization of the Company’s net operating losses for income tax purposes based on uncertain economic conditions.  Braun retains the benefit of these assets, which have a remaining life of 20 years.  Special charges for the second quarter of 2004 consisted of severance costs associated with changes in personnel ($163 thousand).  Non-cash items for the second quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the second quarter ($1.2 million).

“Our shortfall in revenue was the result of project-related delays at several new and existing clients, and the inability to move new opportunities through the sales pipeline in a timely fashion,” commented Steve Braun, President and Chief Executive Officer of Braun Consulting, “however, we are pleased by the fact that the projects that had experienced delays have been initiated and the business development pipeline has improved.”

Revenue before project expense reimbursements for the six months ended June 30, 2004, was $16.2 million, up 9.1 percent from revenue of $14.8 million for the same period a year ago.  Total revenue for the six months ended June 30, 2004, was $17.5 million, an increase of 6.3 percent from total revenue of $16.5 million for the same period a year ago.  The net loss for the six months ended June 30, 2004, was $4.4 million, or $0.25 per share, compared to a net loss of $7.6 million or $0.44 per share for the same period a year ago.

The net loss for the six months ended June 30, 2004, included certain non-cash items and special charges of $3.9 million and the net loss for the six months ended June 30, 2003, included certain non-cash items of $3.0 million.  Non-cash items for the six months ended June 30, 2004, consisted of stock compensation expense ($160 thousand) and changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the six months ended June 30, 2004 ($1.4 million).  Special charges for the six months ended June 30, 2004, included costs related to the consolidation of office space ($1.9 million) and severance costs associated with a reduction in workforce and changes in personnel ($363 thousand).  Non-cash items for the six months ended June 30, 2003, consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses.

Second quarter highlights:

•                  Continued extension of long-term relationships with several of the Company’s core clients including: Pfizer, Oxford Health Plans, 7-Eleven, Rogers Communications, United Stationers, Dow Jones and Roche Diagnostics

•                  Initiated engagements with seven significant new clients including: Novartis, Allstream, Cabela's and ChoicePoint

•                  Reduced operating costs by 10.6% from the first quarter, generating savings in excess of $1 million

•                  Grew Financial Services business to 9% of revenue in the second quarter, from zero in the fourth quarter of 2003

Braun further commented, “While our revenue in the second quarter did not meet our expectations, we continued to lay the foundation for long-term success. We have made significant improvements in our cost structure, our investment in Financial Services is yielding positive results, and our increased focus on a select number of market facing solutions has improved our business development pipeline.  We expect consulting revenue in the third quarter, prior to expense reimbursements, to be in the range of $7.0 to $8.0 million.”

Braun Consulting will host a conference call for investors today at 5:00 PM ET to further discuss the earnings results for the second quarter and future outlook.  Steve Braun, President and Chief Executive Officer, and Tom Schuler, Senior Vice President and Chief Financial Officer, will lead the call.  To participate, please dial 888-740-1975.  The conference call will also be broadcast live on the Internet.  To hear the Webcast, please go to www.braunconsult.com and click on Investor Relations. It is recommended that Webcast participants access the site at least 15 minutes before the conference call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not strictly historical are “forward-looking” statements that involve risks or uncertainties, many of which are not under the control of the Company.  The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement.  Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and other filings with the Securities and Exchange Commission.  The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

About Braun Consulting

Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies.  Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty.  By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers.  Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, Unica, Siebel, Business Objects, Documentum, and others.  Additional information about Braun Consulting is available at www.braunconsult.com

BRAUN CONSULTING, INC.

STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenue:
Revenue before expense reimbursements	$6,958	$7,346	$16,187	$14,832
Expense reimbursements	634	884	1,361	1,678
Total revenue	7,592	8,230	17,548	16,510

Costs and expenses:
Project personnel and expenses	4,922	6,287	10,635	13,168
Reimbursable expenses	634	884	1,361	1,678
Selling and marketing expenses	868	921	1,583	1,810
General and administrative expenses	2,782	3,393	5,919	7,437
Stock compensation	160	—	160	1
Special charges	163	—	2,297	—
Total costs and expenses	9,529	11,485	21,955	24,094
Operating loss	(1,937)	(3,255)	(4,407)	(7,584)
Interest income	33	74	68	169
Loss before provision for income taxes	(1,904)	(3,181)	(4,339)	(7,415)
Provision for income taxes	4	5	27	143
Net loss	$(1,908)	$(3,186)	$(4,366)	$(7,558)

Loss per share:
Basic	$(0.11)	$(0.19)	$(0.25)	$(0.44)
Diluted	$(0.11)	$(0.19)	$(0.25)	$(0.44)

Reconciliation of net loss to pro forma net loss, excluding certain non-cash items and special charges:
Net loss	$(1,908)	$(3,186)	$(4,366)	$(7,558)
Stock compensation	160	—	160	—
Change in valuation allowance of deferred tax assets	669	1,225	1,428	2,960
Special charges	163	—	2,297	—
Pro forma net loss before tax effect of special charges	(916)	(1,961)	(481)	(4,598)
Tax effect of special charges	(65)	—	(919)	—
Pro forma net loss, excluding certain non-cash items and special charges	$(981)	$(1,961)	$(1,400)	$(4,598)

Weighted average shares:
Basic	17,163,487	17,082,522	17,145,587	17,303,937
Diluted	17,163,487	17,082,522	17,145,587	17,303,937

Notes:

The Company provides pro forma earnings results (which exclude costs associated with employee severances and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles.  To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations.  These non-GAAP results are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future.  The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Potentially dilutive securities of 944,208 and 254,691, respectively, were excluded from the diluted loss per share calculation for the quarters ended June 30, 2004 and 2003, and 853,513 and 156,735 for the six months ended June 30, 2004 and 2003, respectively, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.

BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$2,261	$4,588
Restricted cash	3,500	3,500
Marketable securities	6,875	7,575
Accounts receivable (net of allowance: $280 in 2004; $280 in 2003)	8,608	8,253
Prepaid expenses and other current assets	1,023	1,119
Total current assets	22,267	25,035
Equipment, furniture and software - net	5,204	5,835
Deferred tax asset (net of allowance: $22,428 in 2004; $21,000 in 2003)	—	—

Total assets	$27,471	$30,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,036	$959
Accrued compensation	949	760
Other accrued liabilities	348	307
Accrued restructuring	1,114	642
Unearned revenue	375	1,362
Total current liabilities	3,822	4,030
Deferred rent	1,080	1,080
Accrued restructuring	2,181	1,251
Total liabilities	7,083	6,361

Stockholders’ equity:
Preferred stock, $0.001 par value at June 30, 2004 and December 31, 2003; authorized 10,000,000 shares at June 30, 2004 and December 31, 2003; no shares have been issued at June 30, 2004 and December 31, 2003	—	—
Common stock, $0.001 par value at June 30, 2004 and December 31, 2003; authorized 50,000,000 shares at June 30, 2004 and December 31, 2003; issued and outstanding 17,169,487 shares at June 30, 2004 and 17,122,453 shares at December 31, 2003	17	17
Additional paid-in capital	103,137	102,892
Accumulated deficit	(82,766)	(78,400)

Total stockholders’ equity	20,388	24,509

Total liabilities and stockholders’ equity	$27,471	$30,870

BRAUN CONSULTING, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(4,366)	$(7,558)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options	$160	1
Deferred income taxes	—	72
Provision for losses on accounts receivable	69	100
Depreciation and amortization	791	1,155
Non-cash restructuring costs	—	452
Changes in assets and liabilities:
Accounts receivable	(424)	323
Prepaid expenses and other current assets	96	75
Accounts payable	77	(486)
Accrued liabilities	230	50
Deferred rent	—	30
Accrued restructuring	1,402	(2,078)
Unearned revenue	(987)	(1,163)
Net cash flows used in operating activities	(2,952)	(9,027)

Cash flows from investing activities:
Purchases of marketable securities	—	(1,625)
Sales of marketable securities	700	15,650
Purchases of equipment, furniture and software	(160)	(59)
Net cash flows provided by investing activities	540	13,966

Cash flows from financing activities:
Exercise of stock options	30	7
Employee stock purchase plan	55	27
Treasury stock purchase and retirement	—	(1,346)
Net cash flows provided by (used in) financing activities	85	(1,312)

Net decrease in cash and cash equivalents	(2,327)	3,627

Cash and cash equivalents at beginning of period	4,588	1,803

Cash and cash equivalents at end of period	$2,261	$5,430

Supplemental disclosure of cash flow information:
Income taxes paid	$27	$71